UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2007
Chicago Bridge & Iron Company N.V.
(Exact name of registrant as specified in its charter)
The Netherlands
(State or other jurisdiction of incorporation)

1-12815 (Commission File Number)	N.A. (IRS Employer Identification No.)

Polarisavenue 31 2132 JH Hoofddorp The Netherlands (Address of principal executive offices)	N.A. (Zip Code)
Registrant’s telephone number, including area code: 31-23-568-5660
N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Share Sale and Purchase Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
On August 27, 2007, Chicago Bridge & Iron Company N.V. (“CB&I”) issued a press release announcing that it had entered into a definitive agreement (the “Share Purchase Agreement”) to acquire the Lummus Global business from ABB Asea Brown Boveri Ltd. (“ABB”) for a net cash purchase price of approximately $850 million, subject to adjustments at closing. The Share Purchase Agreement is dated August 24, 2007 and is among ABB Holdings Inc., ABB Holdings B.V., ABB, Chicago Bridge & Iron Company, Chicago Bridge & Iron Company B.V. and CB&I.
CB&I expects to fund the purchase price of the acquisition with cash on hand and a combination of new term debt and our credit facility. Additionally, CB&I is currently evaluating the option of a public offering of its common stock following the acquisition to repay a portion of the outstanding debt under its credit facility.
The acquisition is conditioned upon, among other things, the approval of CB&I shareholders, which is necessary under Netherlands law, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary regulatory approvals. The transaction is expected to be completed in the fourth quarter of 2007.
The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the Share Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 8.01 Other Events.
On August 27, 2007, CB&I issued a press release announcing the execution of the Share Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
CB&I will file a proxy statement and other relevant documents concerning the proposed acquisition transaction with the Securities and Exchange Commission (“SEC”). Investors and shareholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by CB&I free of charge by requesting them in writing from CB&I at our principal executive offices at Polarisavenue 31, 2132 JH Hoofddorp, The Netherlands, and at our administrative offices c/o Chicago Bridge & Iron Company (Delaware), 2103 Research Forest Drive, The Woodlands, Texas 77380-2624, attention: Investor Relations.
CB&I and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CB&I in connection with the acquisition. Information regarding such persons and a description of their interests in the acquisition will be contained in the proxy statement when it is filed.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

2.1	Share Sale and Purchase Agreement dated as of August 24, 2007 by and among ABB Holdings Inc., ABB Holdings B.V., ABB Asea Brown Boveri Ltd., Chicago Bridge & Iron Company, Chicago Bridge & Iron Company B.V. and Chicago Bridge & Iron Company N.V.*

99.1	Press Release issued by Chicago Bridge & Iron Company N.V. dated August 27, 2007.

*	Certain of the schedules to the Share Sale and Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CB&I will furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.

	By:	Chicago Bridge & Iron Company B.V.
	Its:	Managing Director

Date: August 30, 2007	By:	/s/ Ronald A. Ballschmiede Ronald A. Ballschmiede Managing Director (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Share Sale and Purchase Agreement dated as of August 24, 2007 by and among ABB Holdings Inc., ABB Holdings B.V., ABB Asea Brown Boveri Ltd., Chicago Bridge & Iron Company, Chicago Bridge & Iron Company B.V. and Chicago Bridge & Iron Company N.V.*

99.1	Press Release issued by Chicago Bridge & Iron Company N.V. dated August 27, 2007.

*	Certain of the schedules to the Share Sale and Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CB&I will furnish supplementally a copy of any omitted schedule to the SEC upon request.